Exhibit 99.1

FOR IMMEDIATE RELEASE

TAKE-TWO CONTACTS:
(Investor Relations)	(Corporate Press)

Nicole Shevins	Alan Lewis

Senior Vice President	Vice President

Investor Relations & Corporate Communications	Corporate Communications & Public Affairs

Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.

(646) 536-3005	(646) 536-2983

Nicole.Shevins@take2games.com	Alan.Lewis@take2games.com

ZYNGA CONTACTS:

(Investor Relations)	(Corporate Press)

Rebecca Lau	Kenny Johnston

Vice President	Director

Investor Relations & Corporate Finance	Communications

Investors@zynga.com	Press@zynga.com

Take-Two and Zynga to Combine, Bringing Together Best-in-Class Intellectual Properties and a Market-Leading, Diversified Mobile Publishing Platform, to Enhance Positioning as a Global Leader in Interactive Entertainment

Take-Two to acquire all the outstanding shares of Zynga for a total value of $9.861 per share – $3.50 in cash and $6.361 in shares of Take-Two common stock, implying an enterprise value of $12.7 billion

Transaction represents a 64% premium to Zynga’s closing share price on January 7, 2022

Establishes Take-Two as one of the largest publishers of mobile games, the fastest-growing segment of the interactive entertainment industry

Unifies highly complementary businesses, including Take-Two’s best-in-class portfolio of console and PC games and Zynga’s industry-leading mobile franchises

Creates one of the largest publicly traded interactive entertainment companies in the world, with $6.1 billion in trailing twelve-month pro-forma Net Bookings for the period ended September 30, 2021

Transaction expected to deliver approximately $100 million of annual cost synergies within the first two years after closing, and more than $500 million of annual Net Bookings opportunities over time

Conference call to discuss the transaction is scheduled for this morning at 8AM ET

New York, NY and San Francisco, CA – January 10, 2022 – Take-Two Interactive (NASDAQ: TTWO) (the “Company”) and Zynga (NASDAQ: ZNGA), two leaders in interactive and mobile entertainment, today announced that they have entered into a definitive agreement, under which Take-Two will acquire all of the outstanding shares of Zynga in a cash and stock transaction valued at $9.861 per Zynga share, based on the market close as of January 7, 2022, with a total enterprise value of approximately $12.7 billion. Under the terms and subject to the conditions of the agreement, Zynga stockholders will receive $3.50 in cash and $6.361 in shares of Take-Two common stock for each share of Zynga common stock outstanding at the closing of the transaction. The purchase price represents a premium of 64% to Zynga’s closing share price on January 7, 2022.

This transformative combination unifies two global leaders in the interactive entertainment business and establishes Take-Two as one of the largest and most diversified mobile game publishers in the industry, with $6.1 billion in pro-forma Net Bookings for the trailing twelve-month period ended September 30, 2021.

Both companies have created and expanded iconic franchises, which will combine to form one of the largest and most diverse portfolios of intellectual properties in the sector. Take-Two’s labels are home to some of the most beloved series in the world, including Grand Theft Auto®, Red Dead Redemption®, Midnight Club®, NBA 2K®, BioShock®, Borderlands®, Civilization®, Mafia®, and Kerbal Space Program®, while Zynga’s portfolio includes renowned titles, such as CSR Racing™, Empires & Puzzles™, FarmVille™, Golf Rival™, Hair Challenge™, Harry Potter: Puzzles & Spells™, High Heels! ™, Merge Dragons!™, Toon Blast™, Toy Blast™, Words With Friends™, and Zynga Poker™.

Management Comments

“We are thrilled to announce our transformative transaction with Zynga, which significantly diversifies our business and establishes our leadership position in mobile, the fastest growing segment of the interactive entertainment industry,” said Strauss Zelnick, Chairman and CEO of Take-Two. “This strategic combination brings together our best-in-class console and PC franchises, with a market-leading, diversified mobile publishing platform that has a rich history of innovation and creativity. Zynga also has a highly talented and deeply experienced team, and we look forward to welcoming them into the Take-Two family in the coming months. As we combine our complementary businesses and operate at a much larger scale, we believe that we will deliver significant value to both sets of stockholders, including $100 million of annual cost synergies within the first two years post-closing and at least $500 million of annual Net Bookings opportunities over time.”

“Combining Zynga’s expertise in mobile and next-generation platforms with Take-Two’s best-in-class capabilities and intellectual property will enable us to further advance our mission to connect the world through games while achieving significant growth and synergies together,” said Frank Gibeau, CEO of Zynga. “I am proud of our team’s hard work to deliver a strong finish to 2021, with one of the best performances in Zynga’s history. We are incredibly excited to have found a partner in Take-Two that shares our commitment to investing in our players, amplifying our creative culture, and generating more value for stockholders. With this transformative transaction, we begin a new journey which will allow us to create even better games, reach larger audiences and achieve significant growth as a leader in the next era of gaming.”

Strategic Rationale and Stockholder Value Creation

With Zynga’s stockholders receiving approximately 64.5%1 of the transaction consideration in Take-Two stock, both groups of stockholders will benefit from the combined company’s greater scale, enhanced financial profile, and the synergies created through the transaction.

Combined company is well-positioned to capitalize on the interactive entertainment industry’s strong tailwinds, including a leadership position in mobile. The video game sector has experienced rapid growth over the last few years and is now the largest vertical in the entertainment industry2. Mobile gaming is the fastest growing segment within the industry, with an estimated $136 billion2 in gross bookings in 2021, and an expected compound annual growth rate of 8%2 over the next three years. The transaction is expected to establish Take-Two as a leader in mobile gaming, with mobile expected to comprise over 50% of its Net Bookings in Fiscal Year 2023 (as compared to an estimated 12% in Fiscal Year 2022). The transaction will bolster Take-Two’s mobile offerings, which include popular games such as Dragon City, Monster Legends, Top Eleven, Two Dots, and WWE SuperCard, and consist of a diverse array of titles that focus on many of the most popular genres in mobile gaming, including casual, hyper-casual, lifestyle, mid-core, puzzle, social casino and sports games.

Formation of an industry-leading portfolio, comprising Take-Two’s best-in-class intellectual properties and Zynga’s renowned mobile titles. The transaction will create a powerful and diverse portfolio of industry-leading titles that span key platforms and genres across interactive entertainment, developed by some of the most creative and forward-thinking talent within the industry. By sharing best practices and key data insights across the enterprise, the Company is expected to benefit from significant development and publishing synergies, unlock new revenue streams and reach new audiences around the world.

The combined entity has significantly greater scale, with $6.1 billion in Net Bookings, and $769 million3 in Adjusted Unrestricted Operating Cash Flow on a pro-forma basis for the trailing twelve-month period ended September 30, 2021. Looking ahead, the combined company is expected to deliver a 14%4 compound annual growth rate for Net Bookings (excluding the annual Net Bookings opportunities and any future acquisitions) over the three-year period from Take-Two’s Fiscal Years 2021 through 2024.

Addition of Zynga’s mobile titles will expand the Company’s base of Recurrent Consumer Spending (“RCS”). Through the addition of Zynga’s mobile business, particularly its diversified portfolio of live services and upcoming pipeline of new releases, Take-Two will increase its sources of RCS, a highly-attractive revenue stream that helps reduce volatility across reporting periods that has historically been driven by the cadence of Take-Two’s console and PC release slate.

Take-Two has also identified over $500 million of incremental annual Net Bookings opportunities to unlock over time, driven by:

Creation of new mobile games for many of the iconic franchises within Take-Two’s portfolio of intellectual property. Take-Two has an extensive catalog of commercially and critically successful console and PC titles with engaged and loyal communities of players, and there is a meaningful opportunity to create mobile games and new cross-platform experiences for many of these properties. Zynga’s nearly 3,000 employees include highly-talented mobile developers, paving the way for Take-Two to accelerate this strategic initiative and introduce its iconic intellectual properties across the fastest-growing platform in the industry.

Ability to optimize RCS by leveraging the collective knowledge across both companies. Both Take-Two and Zynga have extensive capabilities to engage players through live operations (“LiveOps”) and RCS initiatives. By combining resources and proven acumen, the teams at Take-Two and Zynga will deploy best-in-class practices throughout the organization to enhance and grow existing titles across the portfolio. Key opportunities include cross-marketing through a larger, shared customer database and improving game economies through more effective data analytics and machine learning models.

Other strategic benefits include the use of Zynga’s Chartboost advertising platform, which will improve new user acquisition through better audience targeting and optimize mobile advertising inventory to achieve greater yields; geographic expansion into growth markets across Asia, including India, and the Middle East, among other regions; and an enhanced focus on technological innovation and new business models that will utilize the collective knowledge of forward-thinking talent.

Take-Two expects approximately $100 million of annual cost synergies within the first two years after closing, primarily driven by the rationalization of duplicative overhead including corporate general and administrative expenses and public company costs, as well as the benefit of scale efficiencies across the enterprise.

The acquisition is structured to maintain a strong balance sheet, including significant annual cash generation. The combined company’s strategic and financial flexibility is expected to be greater than each company on a standalone basis, providing Take-Two with the financial resources to continue to invest in talent, development, and innovation, while also pursuing select inorganic growth opportunities.

Leadership

At the close of the transaction, Strauss Zelnick will continue to serve as Chairman and CEO, and the management team of Take-Two will continue to lead the combined company. Zynga’s highly skilled and proven management team, led by Frank Gibeau and Zynga’s President of Publishing, Bernard Kim, will drive the strategic direction for Take-Two’s mobile efforts and will oversee the integration, and day-to-day operations of the combined Zynga and T2 Mobile Games business, which will operate under the Zynga brand as its own label within the Company. Additionally, Take-Two will expand its Board of Directors to 10 members upon the closing of the transaction to add two members from Zynga’s Board of Directors.

Terms of the Acquisition

Zynga stockholders will receive $3.50 in cash and $6.361 in shares of Take-Two common stock for each share of Zynga common stock outstanding at the closing. The transaction is valued at $9.861 per share of Zynga common stock based on the market closing as of January 7, 2022, implying an enterprise value of approximately $12.7 billion.

The transaction includes a collar mechanism on the equity consideration, so that if Take-Two’s 20-day volume weighted average price (“VWAP”) ending on the third trading day prior to closing is in a range from $156.50 to $181.88, the exchange ratio would be adjusted to deliver total consideration value of $9.86 per Zynga share (including $6.36 of equity value based on that VWAP and $3.50 in cash). If the VWAP exceeds the higher end of that range, the exchange ratio would be 0.0350 per share, and if the VWAP falls below the lower end of that range, the exchange ratio would be 0.0406 per share.

Within the collar range, the final number of Take-Two shares estimated to be issued on a fully diluted basis will range between approximately 50.3 million and 58.5 million shares. Upon closing of the transaction, current Take-Two stockholders will own between 67.2% and 70.4% and current Zynga stockholders are expected to own between 29.6% and 32.8% of the combined company on a fully diluted basis, respectively, including the shares associated with expected settlement of Zynga’s two outstanding series of convertible notes due 2024 and 2026.

As part of the transaction, Take-Two has received committed financing of $2.7 billion from J.P. Morgan and intends to fund the cash component of the transaction through a combination of cash from its balance sheet as well as proceeds of new debt issuance.

The merger agreement provides for a “go-shop” provision under which Zynga and its Board of Directors may actively solicit, receive, evaluate, and potentially enter negotiations with parties that offer alternative proposals during a 45-day period following the execution date of the definitive agreement, expiring on February 24, 2022. There can be no assurance this process will result in a superior proposal. Zynga does not intend to disclose developments about this process unless and until its Board of Directors has made a decision with respect to any potential superior proposal.

[1]	Within a 7.5% symmetrical collar based on a Take-Two share price of $169.19 as the midpoint.
[2]	Source: IDG Consulting.
[3]	Based on the trailing twelve-month period ended September 30, 2021. Combines Take-Two’s Adjusted Unrestricted Operating Cash Flow of $467 million and Zynga’s Operating Cash Flow of $302 million.
[4]	Due to different fiscal year ends, appropriate modifications were made to calculate information based on Take-Two’s fiscal year end.

Approvals and Close Timing

The transaction, which is expected to be completed during the first quarter of Take-Two’s Fiscal Year 2023, ending June 30, 2022, is subject to the approval of both Take-Two and Zynga stockholders and the satisfaction of customary closing conditions, including applicable regulatory approvals.

The transaction has been unanimously approved by the Take-Two and Zynga Boards of Directors. Moreover, each director and executive officer of Take-Two and Zynga have entered into voting agreements to support the transaction.

Advisors

J.P. Morgan and LionTree Advisors are serving as financial advisors to Take-Two and Willkie Farr & Gallagher LLP is serving as legal counsel. Goldman Sachs & Co. LLC is acting as financial advisor to Zynga and Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal counsel.

Transaction Conference Call and Supplemental Materials

Take-Two and Zynga will host a conference call today at 8:00 a.m. Eastern Time to review the transaction and host a question and answer session. The call can be accessed by dialing (877) 407-0984 or (201) 689-8577. A live listen-only webcast of the call will be available by visiting http://ir.take2games.com. During the conference call and webcast, management will review a presentation summarizing the transaction, which can be accessed at http://t2mobile.take2games.com. All materials will be available following the call at the same location.

Operational Metric – Net Bookings

Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

Non-GAAP Financial Measure

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses a Non-GAAP measure of financial performance: Adjusted Unrestricted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash. The Company’s management believes it is important to consider Adjusted Unrestricted Operating Cash Flow, in addition to net cash from operating activities, as it provides more transparency into current business trends without regard to the timing of payments from restricted cash, which is primarily related to a dedicated account limited to the payment of certain internal royalty obligations. This Non-GAAP financial measure is not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results. This Non-GAAP financial measure may be different from similarly titled measures used by other companies. In the future, Take-Two may also consider whether other items should also be excluded in calculating this Non-GAAP financial measure used by the Company. Management believes that the presentation of this Non-GAAP financial measure provides investors with additional useful information to measure Take-Two’s financial and operating performance. In particular, this measure facilitates comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two. Internally, management uses this Non-GAAP financial measure in assessing the Company’s operating results and in planning and forecasting.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. We develop and publish products principally through Rockstar Games, 2K, Private Division, and T2 Mobile Games. Our products are designed for console systems, personal computers, and mobile, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms, and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

About Zynga

Zynga is a global leader in interactive entertainment with a mission to connect the world through games. With massive global reach in more than 175 countries and regions, Zynga has a diverse portfolio of popular game franchises that have been downloaded more than four billion times on mobile including CSR Racing™, Empires & Puzzles™, FarmVille™, Golf Rival™, Hair Challenge™, Harry Potter: Puzzles & Spells™, High Heels!™, Merge Dragons!™, Merge Magic!™, Toon Blast™, Toy Blast™, Words With Friends™ and Zynga Poker™. With Chartboost, a leading mobile advertising and monetization platform, Zynga is an industry-leading next-generation platform with the ability to optimize programmatic advertising and yields at scale. Founded in 2007, Zynga is headquartered in California with locations in North America, Europe and Asia. For more information, visit www.zynga.com or follow Zynga on Twitter, Instagram, Facebook or the Zynga blog.

All trademarks and copyrights contained herein are the property of their respective holders.

Additional Information About the Proposed Acquisition and Where to Find It

This communication relates to a proposed business combination of Take-Two and Zynga that will become the subject of a registration statement on Form S-4 to be filed by Take-Two with the U.S. Securities and Exchange Commission (the “SEC”), which will include a joint proxy statement/prospectus. The registration statement on Form S-4, including the joint proxy statement/prospectus, will provide full details of the proposed combination and the attendant benefits and risks. This communication is not a substitute for the registration statement on Form S-4, including the joint proxy statement/prospectus, or any other document that Take-Two or Zynga may file with the SEC or send to their respective stockholders in connection with the proposed combination. Investors and security holders are urged to read the registration statement on Form S-4, including the definitive joint proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to Take-Two’s or Zynga’s stockholders as they become available because they will contain important information about the proposed combination. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Take-Two’s Investor Relations department at contact@take2games.com; or by contacting Zynga’s Investor Relations department at investors@zynga.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Participants in the Solicitation

Take-Two, Zynga and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed business combination. Information about Take-Two’s directors and executive officers is available in Take-Two’s proxy statement dated July 27, 2021 for its 2021 Annual Meeting of Stockholders. Information about Zynga’s directors and executive officers is available in Zynga’s proxy statement dated April 5, 2021 for its 2021 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement on Form S-4, including the joint proxy statement/prospectus, and all other relevant materials to be filed with the SEC regarding the proposed combination when they become available. Investors should read the registration statement on Form S-4, including the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

Cautionary Note Regarding Forward-Looking Statements

Statements contained herein which are not historical facts may be considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the proposed business combination of Take-Two and Zynga and the outlook for Take-Two’s or Zynga’s future business and financial performance. Such forward-looking statements are based on the current beliefs of Take-Two’s and Zynga’s respective management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain Take-Two’s or Zynga’s respective stockholder approval or the failure to satisfy other conditions to completion of the proposed combination, including receipt of regulatory approvals, on a timely basis or at all; risks that the proposed combination disrupts each company’s current plans and operations; the diversion of the attention of the respective management teams of Take-Two and Zynga from their respective ongoing business operations; the ability of either Take-Two, Zynga or the combined company to retain key personnel; the ability to realize the benefits of the proposed combination, including net bookings opportunities and cost synergies; the ability to successfully integrate Zynga’s business with Take-Two’s business or to integrate the businesses within the anticipated timeframe; the outcome of any legal proceedings that may be instituted against Take-Two, Zynga or others following announcement of the proposed combination; the amount of the costs, fees, expenses and charges related to the proposed combination; the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect of economic, market or business conditions, including competition, consumer demand and the discretionary spending patterns of customers, or changes in such conditions, have on Take-Two’s, Zynga’s and the combined company’s operations, revenue, cash flow, operating expenses, employee hiring and retention, relationships with business partners, the development, launch or monetization of games and other products, and customer engagement, retention and growth; the risks of conducting Take-Two’s and Zynga’s business internationally; the impact of changes in interest rates by the Federal Reserve and other central banks; the impact of potential inflation, volatility in foreign currency exchange rates and supply chain disruptions; the ability to maintain acceptable pricing levels and monetization rates for Take-Two’s and Zynga’s games; and risks relating to the market value of Take-Two’s common stock to be issued in the proposed combination.

Other important factors and information are contained in Take-Two’s and Zynga’s most recent Annual Reports on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” Take-Two’s and Zynga’s most recent Quarterly Reports on Form 10-Q, and each company’s other periodic filings with the SEC, which can be accessed at www.take2games.com in the case of Take-Two, http://investor.zynga.com in the case of Zynga, or www.sec.gov. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. Neither Take-Two nor Zynga undertakes any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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